                                                                                                                        Exhibit 23.1

                                                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-90402, 333-74838, 333-60408,
333-59272, 333-88835, 333-79241, 333-28527, 333-28481, 033-99540, 033-50678, 033-46165) of MedImmune, Inc. of our report dated June
12, 2002, relating to the consolidated financial statements of Aviron which appears in the Current Report Form 8-K of MedImmune,
Inc. dated July 10, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
July 9, 2002